Exhibit 99.1

Eightco Holdings (NASDAQ: ORBS) Reports Total Holdings of Approximately $389 Million, Includes OpenAI, Beast Industries, More Than 16,000 ETH and Nearly 302 Million WLD Tokens

Eightco repurchased 14 million shares of common stock in the past two weeks under its previously announced $125 million share repurchase program

Eightco treasury composition as of August 19, 2026: $90M OpenAI equity (indirect), $18M Beast Industries equity, 16,278 ETH, nearly 302 million WLD holdings, and $132M cash and equivalents, totaling approximately $389 million

Eightco recently participated in World Foundation’s $52.5M funding round, led by Pantera with participation from Bain Capital Crypto, Selini Capital, Susquehanna Crypto, and additional investors

Eightco provides indirect exposure to some of the most innovative private companies including OpenAI and Beast Industries

EASTON, Pa., August 20, 2026 /PRNewswire/ Eightco Holdings Inc. (NASDAQ: ORBS) (“Eightco” or the “Company”) today provided an update on its total holdings, highlighting its position across digital assets and strategic investments in leading private technology companies. Eightco also announced that it has repurchased approximately 14 million shares of its common stock under its previously announced $125 million share repurchase program.

As of August 19, 2026, at 6:00 p.m. ET, ORBS’ holdings include a $90 million investment (indirectly, through SPVs) in OpenAI, an $18 million funded investment in Beast Industries, a $1 million investment in Mythical Games, 301,971,219 Worldcoin (WLD) at $0.37 per WLD (per Coinbase), 16,278 Ethereum (ETH), and approximately $132 million in total cash and stablecoins, for total holdings of approximately $389 million.

Top Headlines Driving the News:

Eightco’s management believes the Company’s treasury portfolio holds some of the most critical components for the future AI and digital financial system. This week’s top headlines include:

●	OpenAI completed a secondary share sale totaling roughly $7 billion ahead of its anticipated IPO, allowing current and former employees to sell stock at the company’s $852 billion valuation (CNBC).

●	On August 4, Cloudflare announced Cloudflare Wallets, the programmable wallet for the agentic internet, giving AI agents a wallet and the ability to transact (Cloudflare).

●	On August 10, OpenAI announced that it is expanding its Daybreak Cyber Partner Program to make its most capable cybersecurity models available through trusted cybersecurity companies and service providers. Through Daybreak, partners such as Accenture, IBM, CrowdStrike, Palo Alto Networks, Cisco, Cloudflare, and others can incorporate OpenAI’s models into their existing security products and services (OpenAI).

●	On August 18, OpenAI introduced ChatGPT for Teens, designed to help teens learn, think critically, deepen understanding, and use AI with confidence. It is intended to provide stronger built-in safety protections for teens, including features to promote healthy use and additional controls for parents (OpenAI).

“We continue to believe ORBS’ common shares are undervalued to not only intrinsic value, but also the synergistic value of assets held,” said Kevin O’Donnell, Chairman and CEO of Eightco (ORBS). “Our decision to repurchase 14 million shares in the past two weeks reflects the confidence we have in Eightco’s strategy, assets and future. We believe these share repurchases are an efficient and effective use of capital and increase shareholder value.”

Eightco: Exposure to key mega-trends

Eightco is built around three mega-trends the Company expects to shape the next decade of innovation: artificial intelligence, digital identity, and the creator economy, with positions in each trend through indirect investment in OpenAI (23% of ORBS’ treasury holdings), Worldcoin (29%), and Beast Industries (5%).

Artificial Intelligence — OpenAI

Eightco has invested approximately $90 million in special purpose vehicles with exposure to equity interests in the parent company of OpenAI, representing approximately 23% of treasury assets, one of the highest disclosed concentrations of any listed vehicle.

ChatGPT, OpenAI’s consumer app, is the #1 consumer AI app worldwide (Sensor Tower). On July 31, 2026, OpenAI announced that its models now reach more than one billion active users and more than two million businesses. Six months after signing up, people send roughly 50 percent more messages each day and use ChatGPT for about twice as many kinds of work.

Digital Identity — WLD Token

Eightco holds nearly 302 million WLD, approximately 8.4% of circulating supply, the largest publicly disclosed institutional position globally and approximately 29% of the Eightco treasury’s assets.

Worldcoin is the native token of World, a global Proof of Human network built by Tools for Humanity (co-founded by Sam Altman and Alex Blania) and stewarded by the World Foundation. Its Orb devices issue a privacy-preserving World ID that verifies a user is a unique human, not an AI agent.

Under World’s announced business model, applications pay per-verification fees while end-user verification remains free, with both credential issuers and the World protocol monetizing verified-human authentication. World identifies a $6.35 trillion combined addressable revenue opportunity across 13 industries spanning banking, e-commerce, gaming, social media, and agentic AI (per Tools for Humanity).

Creator Economy — Beast Industries

Eightco has invested $18 million in Beast Industries equity, approximately 5% of treasury assets.

Beast Industries operates one of the largest direct-to-consumer reach footprints in the world, with a combined 500 million-plus follower base across platforms, anchored by MrBeast as the most-watched person on YouTube globally. As AI commoditizes content production, distribution and audience trust become increasingly scarce assets.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded company executing a first-of-its-kind Worldcoin (WLD) treasury strategy, providing investors single-ticker indirect exposure to three of the defining trends of this cycle: artificial intelligence through its indirect investment in OpenAI, digital identity through its position as the largest public holder of WLD and the Proof of Human protocol, and the creator economy through its equity stake in MrBeast’s Beast Industries. Backed by leading institutional investors including Bitmine Immersion Technologies Inc. (NYSE: BMNR), MOZAYYX, World Foundation, Discovery Capital Management, FalconX, Payward/Kraken, Pantera, and GSR, Eightco is building the infrastructure layer for human verification in the agentic AI era.

For more information:

X: @iamhuman_orbs

Website: 8co.holdings

Frequently Asked Questions

What is ORBS stock?

Eightco Holdings Inc. (NASDAQ: ORBS) is a publicly traded company on Nasdaq. ORBS provides indirect exposure to OpenAI and Beast Industries, and holds one of the largest publicly disclosed positions in Worldcoin (WLD).

Who owns the most Worldcoin (WLD)?

Eightco Holdings (NASDAQ: ORBS) holds nearly 302 million WLD, approximately 8.4% of circulating supply and the largest publicly disclosed institutional position globally.

What is Proof of Human?

Proof of Human is cryptographic verification that a user is a unique, living person, not a bot or AI agent. It is foundational infrastructure for social networks, banking, agentic commerce, and any system requiring “one person, one account” in the agentic AI era.

How does Eightco (ORBS) relate to Proof of Human?

Eightco Holdings (NASDAQ: ORBS) is the largest publicly disclosed institutional holder of Worldcoin (WLD), the token powering World’s Proof of Human network.

Who is the CEO of Eightco Holdings?

Kevin O’Donnell is the CEO of Eightco Holdings (NASDAQ: ORBS). The Company’s Board includes Tom Lee (Managing Partner and Head of Research at Fundstrat, and Chairman of Bitmine Immersion Technologies (NYSE: BMNR)) and, as an advisor to the Board, Brett Winton (Chief Futurist at ARK Invest).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward-looking, including, without limitation, statements regarding: the Company’s expectations that artificial intelligence, digital identity, and the creator economy will shape the next decade of innovation; management’s belief that the Company’s treasury portfolio holds some of the most critical components for the future AI and digital financial system; management’s belief that ORBS’ common shares are undervalued relative to intrinsic and synergistic value; management’s belief that the Company’s share repurchases are an efficient and effective use of capital that increase shareholder value; statements regarding World’s addressable revenue opportunity of $6.35 trillion across industries spanning banking, e-commerce, gaming, social media, and agentic AI; statements that distribution and audience trust become increasingly scarce assets as AI commoditizes content production; statements that the Company is building the infrastructure layer for human verification in the agentic AI era; statements that Proof of Human is foundational infrastructure for social networks, banking, agentic commerce, and systems requiring verified human identity; and statements regarding the Company providing indirect exposure to defining trends through its investments in OpenAI, WLD, and Beast Industries. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” “positioned,” “view,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where it is not a controlling stockholder, including OpenAI and Beast Industries; risk of loss or markdown on the Company’s strategic investments, including its indirect position in OpenAI equity (held through special purpose vehicles), its position in WLD, and its position in Beast Industries equity; the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements; unexpected costs, charges, or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; volatility in digital asset prices, including WLD and ETH, which could materially affect the value of the Company’s treasury holdings; regulatory changes, future legislation, and rulemaking negatively impacting digital assets, artificial intelligence adoption, or biometric data collection; risks related to the development, adoption, and market acceptance of Proof of Human technology and the World network; uncertainty regarding the pace and trajectory of agentic AI deployment in enterprise and consumer applications; uncertainty regarding OpenAI’s product roadmap, business model developments, and any future liquidity events; risks related to Beast Industries’ ability to achieve its growth projections; competition in the digital identity and AI infrastructure markets; reliance on third-party sources for the valuation of certain investments; uncertainty regarding MrBeast’s continued success and the performance of Beast Industries’ creator-driven business model; risks related to the Company’s concentrated positions in certain digital assets and private company investments; risks related to the Company’s share repurchase program, including the timing, pricing, and amount of any repurchases; shifting public and governmental positions on digital assets or artificial intelligence-related industries; risks related to the timing, features, and commercial reception of OpenAI’s model releases; and risks that WLD supply dynamics may not result in anticipated market effects. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2026, Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026 and other publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect actual results or any change in its expectations.

SOURCE Eightco Holdings (NASDAQ: ORBS)

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+1 917 833 3392